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                                                                   Exhibit 10.20

                        RELEASE AND SETTLEMENT AGREEMENT


        This Release and Settlement Agreement (the "Agreement") is entered into as of May 12, 1997 by and between PCX Corporation, a Delaware corporation ("PCX"), and The North Carolina Enterprise Fund Limited Partnership, a North Carolina limited partnership, Kitty Hawk Capital Limited Partnership, III, a Delaware limited partnership, Alton D. Eckert, William R. Gupton, Jack W. Jackman, and Edward J. Lutkewich (collectively, the "PCX Shareholders"), US Towers, Inc., a Delaware corporation ("Towers"), Robert M. Long ("Long"), and Stephen H. Clark ("Clark").

        WHEREAS, Clark and the PCX Shareholders are the owners, of record and beneficially, of all of the issued and outstanding shares of the capital stock of PCX;

        WHEREAS, Clark is a shareholder, director, officer, and employee of PCX;

        WHEREAS, Long is an employee of PCX;

        WHEREAS, Clark and Long are the owners, of record and beneficially, of all of the issued and outstanding shares of the capital stock of Towers;

        WHEREAS, Long, with significant assistance from Clark and other employees of PCX, developed a corporate opportunity that would allow PCX to enter into the business of the construction and leasing of towers used to hold the antennas required in the wireless communications industry (the "tower business");

        WHEREAS, the Board of Directors of PCX determined that it would be willing to exchange its corporate opportunity in the tower business for a warrant to acquire shares of the common stock of Towers and the other agreements and covenants set forth herein;

        WHEREAS, Towers has entered into a Letter of Intent, dated March 19, 1997, to acquire Telesite Services, LLC, an Arkansas limited liability company ("Telesite"), and its majority-owned subsidiary Metrosite, LLC, an Arkansas limited liability company ("Metrosite");

        WHEREAS, Telesite and Metrosite are engaged in all aspects of the tower business, including wireless communications site acquisition, tower development and ownership, site management, co-location marketing, project management, and site maintenance; and

        WHEREAS, the parties now desire to fully and finally settle and resolve all matters related to, and arising, directly or indirectly, out of, the PCX tower business corporate opportunity.

        NOW, THEREFORE, the parties agree as follows:

        1. In consideration of the issuance by Towers to PCX of the "Warrant," as defined herein, the agreements and covenants set forth in this Agreement, and other good and valuable




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consideration, the receipt and sufficiency of which are hereby acknowledged, PCX and the PCX Shareholders, jointly and severally, hereby release, and forever irrevocably discharge Towers (its past, present, and future officers, directors, agents, shareholders, employees, and representatives and its parents, subsidiaries, affiliates, and its and their successors and assigns) and Long and Clark and their heirs, executors, personal representatives, administrators, and assigns, jointly and severally, from any and all claims, demands, charges, lawsuits, debts, defenses, actions or causes of action, obligations, damages, sums of money, loss of services, compensation, attorneys' fees, costs and expenses of suit, and liabilities whatsoever, which PCX and the PCX
Shareholders, derivatively or otherwise, had, now have, or may have, whether the same be at law, in equity, or mixed, upon or by reason of any action or event occurring prior to, on, or after the date hereof and related to the PCX tower business corporate opportunity and the acquisition by Towers (or any of its affiliates, successors, or assigns) of Telesite and Metrosite.

        2. Simultaneously with the execution and delivery of this Agreement by the parties, Towers shall issue, execute, and deliver to PCX a Warrant, in the form attached hereto as an Exhibit (the "Warrant"), to acquire shares of the Common Stock, par value $0.001 per share, of Towers upon the terms and conditions set forth therein.

        3. PCX and the PCX Shareholders, jointly and severally acknowledge and agree that, other than the Warrant, and the other agreements and covenants set forth herein, they are not entitled to any other compensation, monies, or benefits from Towers (or any of its affiliates, successors, or assigns), Long, and Clark in connection with the release set forth herein.

        4. After the date hereof and until the earlier of January 1, 1998 or such time as PCX is sold, Clark shall devote at least twenty percent (20%) of his business time to PCX and PCX shall pay Clark twenty percent (20%) of his current salary. After January 1, 1998, Clark shall, upon the election by the shareholders of PCX, continue to serve as a member of PCX' Board of Directors, but Clark shall not serve in an executive position with PCX. After January 1, 1998, Clark shall serve as a consultant to PCX until such time as PCX is dissolved. As consideration for such consulting services, PCX shall pay Clark an annual consulting fee of $1,000. Clark shall continue to be eligible to exercise his PCX stock options, in accordance with the terms and conditions thereof, until ninety (90) days after Clark ceases to be a consultant to PCX. Without the prior consent of PCX, until two (2) months after such time as PCX is sold, Towers shall not employ, and neither Clark nor Long shall employ on behalf of Towers (or any of its affiliates, successors, or assigns), any employee of PCX other than Long.

        5. Each of the parties shall keep the terms of this Agreement strictly confidential and shall not disclose any information concerning the terms of this Agreement or provide a copy of the same to anyone, except the parties' respective directors, advisory board members, limited partners, equity investors, legal counsel or financial advisors, and Towers' affiliates, successors, or assigns, Towers' equity investors, and Telesite and Metrosite, and their respective legal counsel and financial advisors all of whom shall be bound to maintain the confidence of the terms of this Agreement, unless otherwise required by a court of competent jurisdiction. If required by law to produce a copy or to make such disclosure, such party shall give the other parties notice to the extent reasonably possible prior to such production or disclosure.

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        6. PCX represents and warrants to Towers, Long, and Clark that the PCX
Shareholders and Clark are the owners, of record and beneficially, of all of the issued and outstanding shares of the capital stock of PCX. The foregoing representation and warranty shall survive the execution and delivery of this Agreement.

        7. Except as required or permitted by law, each of the parties shall keep strictly confidential and shall not use for its benefit or disclose to others, except to the parties' respective directors, advisory board members, limited partners, equity investors, legal counsel, or financial advisors (all of whom shall be bound to maintain the confidence of such information), any confidential business information or financial information or trade secrets of the other parties, or other technical, business, or financial information, the use or disclosure of which may be contrary to such parties' interests. If required by law to produce a copy or to make such disclosure, such party shall give the other parties notice to the extent reasonably possible prior to such production or disclosure. This obligation shall remain in effect as to any confidential business or financial information or trade secrets of each party for the shorter of (a) three years from the date hereof or (b) so long as such confidential business or financial information or such trade secrets shall remain confidential and protectable information of such party under applicable law. Such confidential information shall not include any information that may be independently obtained from or developed by third party sources who are not under an obligation of confidentiality with respect to such information.

        8. PCX and the PCX Shareholders hereby assign to Towers (and its affiliates, successors and assigns) all of their right, title, and interest in and to all business, financial, technical, proprietary, and other information, trade secrets, and all other intellectual property rights related to the PCX tower business (the "Tower Business Information"). The provisions of Paragraph 7 of this Agreement shall not apply to the use or disclosure of the Tower Business Information by Towers (and its affiliates, successors, or assigns), Clark, or Long.

        9. Each of the parties acknowledges that it or he fully and completely understands the terms and conditions of this Agreement and has voluntarily and knowingly agreed to said terms and conditions, including all releases of claims PCX, and the PCX Shareholders may have against Towers (its past, present, and future officers, directors, agents, shareholders, employees, and representatives and its parents, subsidiaries and affiliates and its and their successors and assigns) and Long and Clark and their heirs, executors, personal representatives, administrators and assigns, in exchange for a valuable consideration to PCX, and the PCX Shareholders.

        10. With respect to the negotiation and execution of this Agreement and the Warrant, no party shall be regarded as a prevailing party for any purpose, including, but not limited to, determining responsibility for or entitlement to attorneys' fees under any statute or otherwise. Each of the parties expressly waives, as to each of the other parties, any and all claims for attorneys' fee, in connection with the negotiation and execution of this Agreement and the Warrant.

        11. This Agreement shall not be used or construed by any person or entity as an admission of liability or finding or admission that PCX' and the PCX Shareholders' rights were in any way violated by Towers, Long, or Clark, and this Agreement may not be offered or received in


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evidence in any action or proceeding as an admission or concession of liability or wrongdoing on the part of Towers, Long, or Clark.

        12. This Agreement shall be binding upon and inure to the benefit of PCX, and each of the PCX Shareholders, and their respective successors, assigns, heirs, executors, representatives, and administrators and Long and Clark and their respective heirs, executors, representatives, administrators, and assigns.

        13. Each of the parties acknowledges and agrees that this Agreement contains and comprises the entire agreement and understanding of the parties with respect to the subject matter hereof and that there are no agreements or understandings other than those contained herein. Further, each of the parties acknowledges and agrees that this Agreement is intended to be a binding contract between them and shall not be amended or modified, except by writing executed and delivered by all of the parties.

        14. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.




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                             SEPARATE SIGNATURE PAGE
                      FOR RELEASE AND SETTLEMENT AGREEMENT
               BY AND BETWEEN PCX CORPORATION, THE NORTH CAROLINA
                 ENTERPRISE FUND LIMITED PARTNERSHIP, KITTY HAWK
               CAPITAL LIMITED PARTNERSHIP, III, ALTON D. ECKERT,
            WILLIAM R. GUPTON, JACK W. JACKMAN, EDWARD J. LUTKEWICH,
              US TOWERS, INC., ROBERT M. LONG, AND STEPHEN H. CLARK
                                  MAY 12, 1997



        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this RELEASE AND SETTLEMENT AGREEMENT as of the date first written above.


                             PCX CORPORATION (SEAL)


                             By: /s/ William R. Gupton
                                 ---------------------------------
                             Title: C.F.O.



                             THE NORTH CAROLINA ENTERPRISE FUND
                                  LIMITED PARTNERSHIP (SEAL)


                             By: /s/ Joseph A. Velk
                                 ---------------------------------

                             Title: Vice President


                             KITTY HAWK CAPITAL LIMITED
                                PARTNERSHIP, III (SEAL)


                             By: Kitty Hawk Partners Limited Partnership III,
                                       General Partner

                             By: /s/ W. Chris Hegele
                                 ---------------------------------
                             Title: General Partner


                             /s/ Alton D. Eckert
                                 ---------------------------------
                                 Alton D. Eckert (SEAL)


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

                             /s/ William R. Gupton
                             -------------------------------------
                             William R. Gupton (SEAL)



                             /s/ Jack W. Jackman
                             -------------------------------------
                             Jack W. Jackman (SEAL)



                             /s/ Edward J. Lutkewich
                             -------------------------------------
                             Edward J. Lutkewich (SEAL)


                             US TOWERS, INC. (SEAL)


                             By: /s/ Stephen H. Clark
                                ----------------------------------
                             Title: President


                             /s/ Robert M. Long
                             --------------------------------------
                             Robert M. Long (SEAL)


                             /s/ Stephen H. Clark
                             --------------------------------------
                             Stephen H. Clark (SEAL)



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